EXHIBIT 10.46

STOCK EXCHANGE AGREEMENT

BY AND AMONG

BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

MYPUBLICINFO, INC.

HAROLD KRAFT

PAT DANE

AND

THE INVESTORS LISTED ON EXHIBIT A

Dated as of July 25, 2006

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (this “Agreement”) is entered into as of July 25, 2006, by and among BrightStar Information Technology Group, Inc., a Delaware corporation (the “BrightStar”), Harold Kraft, an individual residing at 2020 N 14th Street, #700, Arlington, Virginia 22201 (“Kraft”), Pat Dane, an individual residing at 801 North Caswell, Southport, North Carolina 28461 (“Dane”), the investors listed on Exhibit A hereto (the “Investors”), and MyPublicInfo, Inc., a Delaware corporation (the “Company”). Kraft and Dane are each sometimes referred to herein individually as a “Seller” and collectively as, the “Sellers” and each of the parties named in the foregoing sentence is sometimes referred to herein individually as a “Party” and collectively with all of the other parties named in the foregoing sentence as, the “Parties.”

PRELIMINARY STATEMENTS

A. The Company engages in the business of providing background check information as well as other tools designed to prevent identity theft through its website, www.mypublicinfo.com (the “Business”).

B. Each of the Sellers owns the number of shares of common stock of the Company, par value $.0001 per share (“Company Common Stock”), set forth opposite such Seller’s name on Exhibit A hereto, and each of the Investors owns the number of company Common Stock issued upon conversion of the Convertible Promissory Note (as defined in Article 1) or Company issued options held by such Investor set forth opposite such Investor’s name on Exhibit A hereto (all of such shares being sometimes referred to herein collectively as, the “Company Shares”).

C. BrightStar desires to acquire the Company Shares in exchange for, and each of the Sellers and Investors desires to exchange his Company Shares for, newly issued shares of BrightStar’s Series B Preferred Stock, par value $.001 per share, upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

1.1
“Adverse Consequences” means all proceedings, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, investigation and/or remediation costs, dues, penalties, fines, costs of defense and other costs, amounts paid in settlement, Liabilities, responsibilities, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

1.2	“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

1.3	“Agreement” means this Stock Exchange Agreement.

1.4	“Ancillary Agreements” means all other agreements and instruments to be executed and delivered pursuant to this Stock Exchange Agreement.

1.5	“BrightStar Common Stock” means common stock, par value $.001 per share, of BrightStar.

1.6	“BrightStar Disclosure Schedule” means the disclosure schedule delivered by BrightStar to Sellers and the Company.

1.7	“Business” has the meaning set forth in Paragraph A. of the Preliminary Statements herein.

1.8	“Closing” has the meaning set forth in Section 2.2.

1.9	“Closing Date” has the meaning set forth in Section 2.2.

1.10	“Code” means the Internal Revenue Code of 1986, as amended.

1.11	“Company” has the meaning first set forth above.

1.12	“Company Common Stock” has the meaning set forth in Paragraph B. of the Preliminary Statements herein.

1.13	“Company Intellectual Property” means all intellectual property and all right, title and interest therein currently owned or used by the Company.

1.14	“Company Disclosure Schedule” has the meaning set forth in preamble to Article 3 hereof.

1.15	“Company Shares” has the meaning set forth in Paragraph B of the Preliminary Statements herein.

1.16	“Convertible Promissory Notes” means the convertible promissory notes of the Company held by, or previously held by a Seller or Investor.

1.17
“Encumbrance” means any claim, mortgage, servitude, easement, encroachment, restrictive covenant, right of way, survey defect, equitable interest, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, environmental use restriction or similar restriction.

1.18	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.19	“Filing” has the meaning set forth in Section 3.22.

1.20	“GAAP” means United States generally accepted accounting principles as in effect as of the date of any document purported to be prepared in accordance with GAAP.

1.21
“Governmental Authorization” means any approval, consent, ratification, waiver, authorization, franchise, license, permit (including environmental permits) or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

1.22
“Governmental Body” means any (i) nation, region, state, province, county, municipality, city, town, village, district or other jurisdiction, (ii) Federal, state, provincial, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (iv) multinational organization, (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (vi) official of any of the foregoing.

1.23	“Investors” means the holders of outstanding Convertible Promissory Notes of the Company, as listed on Exhibit A hereto.

1.24	“IRS” means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of Treasury.

1.25
“Law” means any foreign, Federal, state and local statute, law, constitution, treaty, rule, regulation, by-law, ordinance, code, regulation, resolution, order, determination, writ, injunction, awards (including, without limitation, awards of any arbitrator), judgment, decree, binding case law, principle of common law or notice of any Governmental Body (for the avoidance of doubt, including, but not limited to, the laws of the United States of America).

1.26
“Liabilities” includes liabilities, commitments, indebtedness or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, including any liability for Taxes.

1.27
“Material Adverse Effect” means any event or circumstance that has, or is reasonably likely to have, a significant adverse effect on the financial condition, assets, goodwill, Business, results of operation or prospects of the Company taken as a whole.

1.28	“Material Contracts” has the meaning set forth in Section 3.19.

1.29	“Party” and “Parties” have the meanings first set forth above.

1.30
“Person” means an individual or an entity, including a Governmental Body or any other body with legal personality separate from its equityholders or members, including if established by any Governmental Body.

1.31
“Proceeding” means any action, arbitration, audit, examination, investigation, claim, demand, inquiry, hearing, litigation, suit or appeal (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted, heard by or before or otherwise involving any Governmental Body or arbitrator.

1.32	“SEC” means the United States Securities and Exchange Commission.

1.33	“Securities Act” means the United States Securities Act of 1933, as amended.

1.34	“Seller” and “Sellers” each have the meaning set forth in the Preliminary Statement.

1.35	“Series B Preferred” means Series B Preferred Stock of BrightStar, par value $.001 per share, with such relative rights and preferences as are set forth in Exhibit B hereto.

1.36
“Tax” means any Federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.37
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement required to be supplied to any governmental authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE 2

EXCHANGE OF SHARES; closing

2.1 Exchange of Shares. On the Closing Date, and upon the terms and subject to the conditions set forth herein, the Sellers and the Investors shall sell, assign, transfer, convey and deliver the Company Shares to BrightStar, and BrightStar shall accept the Company Shares from the Sellers and the Investors and, in exchange therefor, shall issue and deliver to each Seller and Investor the number of shares of Series B Preferred set forth opposite such Seller’s or Investor’s name on the signature page or Exhibit A hereto, as applicable.

2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022, on July 25, 2006, or such other date or at such other location or time as may be agreed upon by the Parties (the “Closing Date”). At the Closing, each Seller and Investor shall deliver to BrightStar all certificates evidencing Company Shares owned by him or her, duly endorsed in blank, against the delivery by BrightStar to such Seller or Investor of one or more certificates, in definitive form and registered in the name of such Seller or Investor, evidencing the number of shares of Series B Preferred issuable to such Seller or Investor hereunder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

The Company and Sellers jointly and severally represent and warrant to BrightStar that, with respect to the Company and Sellers, except as set forth in the disclosure schedule to be delivered by the Company to BrightStar at the Closing (the “Company Disclosure Schedule”): (i) all statements contained in this Article 3 are true, correct and complete on the date hereof; and (ii) all such statements shall be true, correct and complete on the Closing Date as if first made on such date. The Company and Sellers further agree that, notwithstanding anything contained herein to the contrary, nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable paragraph of the Company Disclosure Schedule identifies such exception with reasonable particularity and describes the relevant facts in reasonable detail in light of the corresponding section of this Article 3. Each Investor, severally and not jointly, represents and warrants to BrightStar that, with respect to such Investor, all statements contained in Section 3.22 and Sections 3.24 through 3.28 are true, correct and complete on the date hereof and shall be true, correct and complete on the Closing Date as if first made on such date.

3.1 Organization and Standing; Capacity. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full and unrestricted corporate power and authority to: (i) own, operate and lease its assets; (ii) carry on the Business as currently conducted and proposed to be conducted; (iii) execute and deliver this Agreement and each Ancillary Agreement to which it is a party; (iv) perform its obligations hereunder and thereunder; and (v) consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect. The Company does not have any subsidiaries.

(b) Each Seller has full capacity and is competent to execute and deliver this Agreement and all Ancillary Agreements to which such Seller is a party.

3.2 Authorization of Transaction. (a) The execution and delivery by the Company of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate actions, including all required board and shareholder approvals.

(b) Assuming the due and valid execution of this Agreement and each of the Ancillary Agreements to which the Company is a party by the other parties hereto and thereto, this Agreement and each of such Ancillary Agreements constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors rights generally and by the application of general equitable principles. Except as otherwise required by applicable Federal or state securities Laws, the Company need not provide any notice to, make any filing with or obtain any authorization, consent, or approval of any Governmental Body or any other Person in order to execute and deliver this Agreement and each Ancillary Agreement to which the Company is a party or to consummate the transactions contemplated hereby and thereby.

(c) With respect to each Seller, assuming the due and valid execution of this Agreement and each of the Ancillary Agreements to which such Seller is a party by the other parties hereto and thereto, this Agreement and each of such Ancillary Agreements constitute the valid and legally binding obligations of such Seller, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors rights generally and by the application of general equitable principles and will effectively vest in BrightStar good, valid and marketable title to all Company Shares owned by such Seller, free and clear of all Encumbrances. Except as otherwise required by applicable Federal or state securities Laws, no Seller need provide any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body or any other Person in order to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to which such Seller is a party.

3.3  Noncontravention. (a) The execution and delivery by the Company of this Agreement and each Ancillary Agreement to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate any provision of any Law to which the Company is subject or by which any of its assets or properties is bound or affected; (ii) conflict with or violate or any provision of the Company’s Certificate of Incorporation or By-laws; (iii) conflict with, result in any breach of or constitute a default under any agreement, contract or other arrangement (whether written or oral) to which the Company is a party or by which any of its assets is bound or affected; or (iv) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the Company’s assets.

(b) The execution and delivery by each Seller of this Agreement and each Ancillary Agreement to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate any provision of any Law to which such Seller is subject or by which any of his assets or properties (including the Company Shares) is bound or affected; (ii) conflict with, result in any breach of or constitute a default under any agreement, contract or other arrangement (whether written or oral) to which such Seller is a party or by which any of his assets (including the Company Shares) is bound or affected; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon or with respect to any of such Seller’s assets including, but not limited to, the Company Shares.

3.4 Capitalization. The entire authorized capital stock of the Company consists of (i) 10,000,000 shares of Company Common Stock, of which 1,984,273 shares are issued and outstanding. No other capital stock or equity securities of or interests in the Company are authorized or outstanding, and except as set forth in Section 3.4(a) of the Company Disclosure Schedule, there are no shares of capital stock or other securities of the Company reserved for future issuance. All of the issued and outstanding shares of Company Common Stock have been duly authorized, are validly issued, fully paid and nonassessable, were issued in compliance with all applicable Federal and state securities Laws and any other applicable Laws. Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, rights of first refusal, pre-emptive rights, conversion rights, exchange rights or other contracts or commitments (whether written or oral) that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock (including any instruments or securities convertible into capital stock); and the Company has no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Company Common Stock.

3.5 Financial Statements. Attached hereto as Exhibit C are the Company’s unaudited Balance Sheet and Statements of Income, Changes in Stockholders’ Equity and Cash Flow (collectively, the “Financial Statements”) as of and for the year ended December 31, 2005 and for the fiscal quarter ended March 31, 2006 and the six months ended June 30, 2006. The Financial Statements (including the notes thereto) are in accordance with the books and records of the Company, have been prepared in accordance with GAAP consistently applied and present fairly the financial condition of the Company as of the dates and for the periods indicated.

3.6 Absence of Litigation. There is no Proceeding pending or threatened by or before any Governmental Body against the Company or any Seller nor is there any basis for any such Proceeding. As of the date hereof, there is no Proceeding pending or, to the Company’s or any Seller’s knowledge, threatened by or before any Governmental Body (i) seeking to prevent, hinder, modify or challenge any of the transactions contemplated by this Agreement, or (ii) that would cause any of the transactions contemplated by this Agreement to be illegal, invalid, voidable or otherwise rescinded.

3.7 Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all properties and assets owned or used by it or located on its premises or necessary or advisable for the conduct of the Business as currently conducted or proposed to be conducted, free and clear of all Encumbrances.

3.8 Employment Practices. (a) None of the Company’s employees is covered by or subject to any collective bargaining agreement, union contract, labor agreement or conciliation agreement. To Sellers’ knowledge, (i) none of the Company’s employees has any plans to terminate employment with the Company; (ii) the Company has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes; (iii) there are no outstanding or pending grievances, claims of unfair labor practices or other employee or collective bargaining disputes against or involving the Company; (iv) the Company has not committed any unfair labor practice; (v) no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to any of the Company’s employees; and (vi) no (A) charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status), or (B) allegations that would be investigated by agencies such as the Department Of Labor, Occupational Safety and Health Administration, Office Federal Contract Compliance Programs, Internal Revenue Services or any other Federal, state or local agency, involving the Company or any of its employees are pending before any Governmental Body nor, to Sellers’ knowledge, have any such charges been threatened. Section 3.8(a) of the Company Disclosure Schedule sets forth a correct and complete list (including the name, hire date, current compensation and benefits payable to such persons for the current calendar year) of all the Company’s employees.

(b) The Company has complied with all applicable Laws relating to employment practices in all material respects. Neither the Company nor any Seller is aware that any officer or key employee, or any group of key employees, intends to terminate their employment with the Company, nor is there any present intention by the Company or any Seller to terminate the employment of any officer, key employee or group of key employees.

(c) Section 3.8(b) of the Company Disclosure Schedule lists all current directors, officers and employees of the Company, showing each such Person’s name, position, and annual remuneration, bonuses and fringe benefits for the current fiscal year. Except as set forth in Section 3.8(c) of the Company Disclosure Schedule, the Company has no written employment agreements with any of its directors, officers and employees and all of its employees are employed “at will.”

3.9 Employee Benefit Plans. Section 3.9 of the Company Disclosure Schedule lists all benefit plans maintained by the Company and all individual or group compensation arrangements to which the Company is a party (collectively, the “Plan”). Except as set forth in Section 3.9 of the Company Disclosure Schedule:

(i) Each Plan, the administrator and fiduciaries of each Plan, and the Company have complied in all material respects with the applicable requirements of ERISA (including, but not limited to, the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA) and the prohibited transaction requirements of ERISA Section 406), the Code (including, but not limited to, the prohibited transaction requirements of Code Section 4975) and any other applicable laws, rules and regulations governing each Plan, and each Plan has at all times been properly administered in compliance with its terms and in accordance with all such laws, rules and regulations;

(ii) each Plan intended to qualify under Code Section 401(a) is the subject of a favorable, unrevoked determination letter issued by the IRS as to its qualified status under the Code and the tax-exempt status of the Plan’s trust under Code Section 501(a) upon which the Company may still rely, and no circumstances have occurred that would reasonably be expected to adversely affect the tax-qualified status of any such Plan;

(iii) the Company has never contributed, or been obligated to contribute, to any (i) Defined Benefit Plan (within the meaning of ERISA Section 3(35)) or (ii) Multiemployer Plan (within the meaning of ERISA Sections 3(37) and 4001) and is not subject to any funding or withdrawal liability with respect to any such Plan;

(iv) all contributions (including all employer contributions and employee salary reduction contributions), premiums and other payments that would be (without regard to the transactions contemplated hereby and by the Ancillary Agreements), but are not yet, due from the Company to or under any Plan have been adequately and properly provided for by the Company in accordance with such Plan;

(v) there is no matter pending (other than routine determination letter filings) or, to the knowledge of Sellers, threatened with respect to any Plan before the Internal Revenue Service, the Department of Labor, the SEC, the Pension Benefit Guaranty Corporation or any other Federal or state government agency or any court;

(vi) no Plan that is an employee Welfare Benefit Plan (within the meaning of ERISA Section 3(1)) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant’s termination of employment, except to the extent required by law, and there has been no violation of Code Section 4980B or ERISA Sections 601 et seq. or the Health Insurance Portability and Accountability Act with respect to any such Plan that could result in any material liability to BrightStar;

(vii) no Plan obligates the Company to pay any separation, severance, termination or similar benefit to any current employee as a result of any transaction contemplated by this Agreement or any of the Ancillary Agreements as a result of a change in control or ownership within the meaning of the Plan or Code Section 280G; and

(viii) with respect to each Plan, true, correct, and complete copies of the applicable following documents have been filed or distributed appropriately and made available to BrightStar: (i) all current Plan documents and any amendment thereto; (ii) the most recent Forms 5500, summary annual reports, financial statements, and actuarial reports for the last three (3) Plan years; (iii) summary plan descriptions and any summary of material modifications; (iv) the most recent determination letter received from the IRS; and (v) the related trust agreements, insurance contracts and other funding agreements that implement such Plans.

3.10 Intellectual Property. The Company owns or has a right to use all Company Intellectual Property, free and clear of any and all Encumbrances of any kind, except where the failure to own or have a right to use such property or such lien or encumbrance would not have a Material Adverse Effect. All Company Intellectual Property and a listing of all names under which the Company has operated are set forth in Section 3.10 to the Company Disclosure Schedule. The Company has provided to BrightStar correct and complete copies of all patents, copyright and trademark registrations, licenses, agreements and other written documentation related to, or evidencing the Company’s ownership or right to use, the Company Intellectual Property. The Company is the sole and exclusive owners of and possesses all right, title, and interest in and to, the Company Intellectual Property, free and clear of all Encumbrances. The legality, validity, enforceability, ownership, use of and right to use the Company Intellectual Property have not been and are not currently being challenged, interfered with, or infringed upon and, to the Company’s and Sellers’ knowledge, are not subject to any such challenge. The Company has taken all reasonably necessary action to maintain and protect the Company Intellectual Property and will continue to maintain those rights until the Closing so as not to adversely affect the validity or enforcement of the Company Intellectual Property. The use of the Company Intellectual Property by the Company does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secrets, technology, software, customer lists, copyright or any pending application therefor of any other Person, and neither the Company nor any Seller has knowledge of any claims therefor. The use of all Company Intellectual Property will not be adversely affected by the transactions contemplated in this Agreement.

3.11 Notes and Accounts Receivables.

(a) Section 3.11 of the Company Disclosure Schedule lists all promissory notes of the Company, the issue and maturity dates thereof, the outstanding principal balances thereunder and the interest rate applicable thereto. All of such notes are reflected properly on the Financial Statements.

(b) Section 3.11 of the Company Disclosure Schedule lists all accounts payable and receivable of the Company and the respective ages thereof. All accounts payable are current and are not in default. All accounts receivable are valid receivables not subject to setoffs or counterclaims and are current and collectible. All accounts payable and accounts receivable are properly reflected on the Financial Statements.

3.12 Tax Matters.

(a) The Company has:

(i) timely filed all Tax Returns required to have been filed by it. All such Tax Returns are true, correct and complete in all respects and all Taxes required to be paid, with respect to the Business, have been paid or reserves for such Taxes have been established on the Company’s accounting books;

(ii) there are no Liens on any of the Company’s assets that arose in connection with any failure (or alleged failure) by any Person to pay any Tax;

(ii) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

   (iii) not waived any statute of limitations with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency; and

(b) There are no pending, or to Sellers’ knowledge threatened, audits, investigations, disputes or claims concerning any Tax liability of the Company with respect to the Business.

(c) The Company is not a party to any Tax allocation or sharing agreement and does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6, as a transferee or successor, by contract or otherwise.

(d) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

3.13 Books and Records. The books of account, minute books, equity record books and other records of the Company, all of which have been or will be made available to BrightStar prior to the Closing, are accurate and complete in all material respects and have been maintained in accordance with sound business practices. Each transaction of the Company is properly and accurately recorded on the books and records of the Company.

3.14 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Seller.

3.15 Brokers’ Fees. Neither the Company nor any Seller has any Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or for which BrightStar could become liable or obligated.

3.16 Conduct of Business. With respect to the Business and except as disclosed in Section 3.16 of the Company Disclosure Schedule, since December 31, 2005, the Company has not: (i) incurred any material obligation or Liability except normal trade or Business obligations or Liabilities incurred in the ordinary and normal course of the Business; (ii) failed to discharge or satisfy any lien or pay any obligation or Liability, other than in the ordinary and normal course of the Business; (iii) sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its properties or assets other than current assets in the ordinary and normal course of the Business; (iv) made any general wage or salary increase, increased the compensation of any employee, entered into any employment contract with any employee, or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (v) suffered any material damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any governmental authority, flood, windstorm, embargo, riot or Act of God or the enemy, or other similar casualty or event or otherwise, and whether or not covered by insurance adversely affecting the Business; (vi) canceled or compromised any debt or claim other than in the ordinary and normal course of the Business; (vii) entered into any transaction, contract or commitment outside the ordinary and normal course of the Business which would have a Material Adverse Effect; (viii) acquired or sold any real estate, real property options, leaseholds, or leasehold improvements; (ix) terminated, discontinued, closed or disposed of any operation of the Business; (x) suffered any Material Adverse Effect; (xi) made (or committed to make) any material capital expenditures in connection with the operation of the Business; (xii) failed to operate the Business only in the ordinary and normal course, ordinary and normal course of the Business consistent with past practice; (xiv) failed to pay the trade payables of the Business in the ordinary and normal course of the Business consistent with past practice; (xv) failed to pay or discharge material Liabilities relating to the Business as and when due and payable; (xvi) failed to keep in full force and effect insurance covering its assets and the Business in amounts consistent with past practice; (xvii) entered into any contract other than in the ordinary and normal course of the Business consistent with past practice nor permitted any amendment or termination of any contract or that is material to the Business; and (xviii) experienced no adverse change in its employee, customer or supplier relationships other than changes in the ordinary and normal course of the Business.

3.17. Insurance. Section 3.17 of the Company Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, product liability and workers’ compensation coverage and bond and surety arrangements) to which the Company is a party: (i) the name of the insurer, the name of the policy holder and the name of each covered insured; (ii) the policy number and the period of coverage and type of coverage; and (iii) a description of any retroactive premium adjustments or other loss sharing arrangements. Section 3.17 of the Company Disclosure Schedule contains a summary of all claims submitted, pending or paid under such policies within the past five (5) years. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable in accordance with its terms and in full force and effect; (ii) neither the Company nor, to Sellers’ knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; (iii) neither the Company nor, to Sellers’ knowledge, any other party to the policy has repudiated any provision thereof; and (iv) up to the Closing Date, the policy and the insurance coverage provided by the policy will be maintained in full force and effect and will not be canceled, modified or changed without the prior written consent of BrightStar. There are no outstanding sureties or other bonds securing any obligations of the Company, and the Company has no Liability (accrued, contingent or otherwise) with respect to surety or other bonds.

3.18 Compliance with Law. The Company is in compliance with all applicable Laws, including Federal, foreign, state, county or local laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, professional licenses, business and other licenses, occupational health and safety, wages and hours and discrimination, and zoning ordinances and building codes. Copies of all notices of violation of any of the foregoing that the Company or any Seller has received in the past five (5) years or since the Company’s inception, whichever is shorter, are set forth in Section 3.18 of the Company Disclosure Schedule.

3.19 Contracts and Commitments. (a) Except as set forth in Section 3.19 of the Company Disclosure Schedule, the Company is not a party to, nor are any of its assets bound by or subject to, any oral or written:
(i) contract, lease or other similar document that has an aggregate value of $10,000 or more or cannot be terminated or canceled without further liability to the Company or the Business upon the giving of no more than thirty (30) days notice;

(ii) contract with any consultant, or for the employment of any person, including any consultant, who is engaged in the conduct of the Business,

(iii) contract or commitment limiting or restraining the Company or any successor thereto from engaging or competing in any manner or limiting or controlling the use or disclosure of confidential information, nor, to Sellers’ knowledge, is any employee of the Company subject to any such contract or commitment;

(iv) license, assignment, franchise, distributorship or other similar contract that relates in whole or in part to any software (other than readily available “off-the-shelf” software), patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or know-how or other Intellectual Property of or used by the Company in the conduct of the Business;

(v) contract relating to borrowed money or other indebtedness (including any letters of credit) or the mortgaging, pledging or otherwise placing a lien or other encumbrance on any material asset of the Company;

(vi) contracts relating to joint ventures or agreements involving a sharing of profits;

(vii) contract relating to investigating, testing, handling, removal, cleanup, abatement or other actions in connection with environmental liabilities;

(viii) contract for the future purchase of fixed assets or the maintenance thereof or for the future purchase of materials, supplies or equipment in excess of the Company’s normal operating requirements; or

(ix) contract containing any provision for delayed damages, liquidated damages, indemnification not fully covered by insurance, or extraordinary remedies, including potential liability for consequential damages;

(b) Each of the contracts, leases and other agreements and commitments listed in Section 3.19 of the Company Disclosure Schedule shall be collectively referred to herein as the “Material Contracts.” All Material Contracts are legal, valid, binding and enforceable in accordance with their terms, in full force and effect and binding upon the other parties thereto. There is no breach or default in any material respect by the Company or, to Sellers’ knowledge, any other party in the performance, observance or fulfillment of any obligations, covenants, liabilities or conditions contained in any of the Material Contracts, and no event has occurred or condition exists that with or without notice, lapse of time or the happening or occurrence of any other event would constitute a breach or default in any material respect, or permit termination, modification or acceleration, by any party to, or bound by, the Material Contracts. The Company has not assigned, secured, pledged, transferred, conveyed, mortgaged, deeded in trust or encumbered in any way any interest in any of the Material Contracts. There are no disputes, oral agreements or forbearance programs in effect as to any Material Contract. Complete and accurate copies of all Material Contracts that are in writing (including any amendments or supplements thereto) have been delivered to BrightStar by the Company and any oral Material Contract has been summarized in Section 3.19 of the Company Disclosure Schedule. Subject to receipt of any required consents or approvals set forth in Section 3.19 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the termination, default or breach of any Material Contract, and immediately after the Closing, all Material Contracts will continue in full force and effect without the imposition of any additional condition or obligation on the Company or the Business resulting from the consummation of the transactions contemplated hereby and by the Ancillary Agreements.

3.20 Consents. No consents or approvals of, or notices to, or filings, registrations or qualifications with, any third person and no consents or waivers from, or notices to, any other parties to leases, licenses, franchises, permits, indentures, contracts or other instruments are required for the consummation by the Company and Sellers of the transactions contemplated hereby and by the Ancillary Agreements.

3.21 No Undisclosed Liabilities. The Company has no Liabilities except: (i) Liabilities which are reflected and reserved against on the face of the Balance Sheet (which shall not include any disclosure in any financial footnotes thereto) which have not been paid or discharged since the date thereof; (ii) accounts payable and accrued expenses incurred in the ordinary course of the Business consistent with past practice which have not caused the level of the Company’s accounts payable or accrued expenses to increase materially from the amounts reflected on the face of the Balance Sheet (which shall not include any disclosure in any financial footnotes thereto); (iii) liabilities arising in the ordinary course of business consistent with past practice under contracts or real property leases (other than any liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law); (iv) Liabilities which would not be required by GAAP to be set forth on a balance sheet and could not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operation or prospects of the Company or the Business, or (v) as set forth on Section 3.22 of the Company Disclosure Schedule. The Company is not a guarantor or otherwise liable for any Liability of any other Person.

3.22 Ownership of Company Shares. All of the Company Shares have been duly and validly issued and are fully paid and non-assessable.  Each Seller or each Investor, as applicable, is the record and beneficial owner of the Company Shares set forth opposite his name on Exhibit A, free and clear of any and all Encumbrances, and has the power and authority to sell, transfer, assign and deliver such Company Shares as provided in this Agreement, and such delivery will convey to BrightStar good and marketable title to such Company Shares, free and clear of any and all Encumbrances. No Seller or Investor, as applicable, is a party to any contract with respect to any equity securities of the Company, including, but not limited to, any contract that could require such Seller or Investor, as applicable to sell, transfer, or otherwise dispose of any of his Company Shares other than pursuant to this Agreement.

3.23  Certain Business Practices. The Company has, at all times, complied with the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, known as the CAN-SPAM Act, to the extent applicable to the Company’s activities.

3.24 No Registration. Sellers or the Investors, as applicable, understand that neither the Series B Preferred nor the shares of BrightStar Common Stock issuable upon conversion of the Series B Preferred has been registered under the Securities Act or any state securities laws; and that all of such shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws and cannot be offered for sale, sold or otherwise transferred unless they are registered or qualify for exemption from registration under the Securities Act. Each Seller or Investor, as applicable, is an “accredited” investor as such term is defined in Rule 502 promulgated under Regulation D under the Securities Act.

3.25 Acquisition for Investment. The Series B Preferred and the shares of BrightStar Common Stock issuable upon conversion of the Series B Preferred are being acquired under this Agreement by Sellers or Investors, as applicable, in good faith solely for their own respective accounts, for investment and not with a view toward distribution within the meaning of the Securities Act.

3.26 Risks of Investment. Sellers or Investors, as applicable, understand and are able to bear any economic risks associated with an investment in BrightStar (including, without limitation, holding the shares of Series B Preferred and any shares of BrightStar Common Stock issuable on conversion of the Series B Preferred.

3.27 Disclosure of Information. Sellers or Investors, as applicable, acknowledge that Sellers or Investors, as applicable, have had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Series B Preferred to be issued pursuant to this Agreement. Sellers or Investors, as applicable, further acknowledge that they have had an opportunity to ask questions and receive answers from BrightStar regarding its business and to obtain additional information (to the extent BrightStar possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Sellers or to which Sellers had access.

3.28
Full Disclosure. The representations and warranties and statements made by the Company and Sellers or the Investors, as applicable, in this Agreement are true, accurate, correct and complete in every respect and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BRIGHTSTAR

BrightStar represents and warrants to the Company and Sellers that: (i) all statements contained in this Article 4 are true, correct and complete on the date hereof; and (ii) all such statements shall be true, correct and complete on the Closing Date as if first made on such date. BrightStar further agrees that, notwithstanding anything contained herein to the contrary, nothing in the BrightStar Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable paragraph of the BrightStar Disclosure Schedule identifies such exception with reasonable particularity and describes the relevant facts in reasonable detail in light of the corresponding section of this Article 4.

4.1 Organization and Standing. BrightStar represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to: (i) own, operate and lease its assets to carry on its business as currently conducted and as proposed to be conducted; (ii) execute and deliver this Agreement and each Ancillary Agreement to which it is a party; (iii) perform its obligations hereunder and thereunder; and (iv) consummate the transactions contemplated hereby and by the Ancillary Agreements to which it is a party.

4.2 Authorization of Transaction. Assuming its due and valid execution and delivery by each other Party hereto, this Agreement constitutes the valid and legally binding obligation of BrightStar, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors rights generally and by the application of general equitable principles. Except as otherwise required by applicable Federal or state securities Laws, BrightStar need not provide any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body or any other Person in order to consummate the transactions contemplated by this Agreement.

4.3 Brokers’ Fees. BrightStar has no Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or for which the Company or any Seller could become liable or obligated.

4.4 Noncontravention. The execution, delivery and performance by BrightStar of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by BrightStar of the transactions contemplated hereby, do not and will not: (i) conflict with or violate any provision of, any Law having applicability to BrightStar or any of its assets, or any provision of the Certificate of Incorporation or By-laws of BrightStar; (ii) conflict with, or result in any breach of, or constitute a default under any agreement, contract or other arrangement (whether written or oral) to which BrightStar is a party or by which BrightStar or any of its assets may be bound; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the assets of BrightStar, including the Series B Preferred.

4.5 Capitalization. The entire authorized capital stock of BrightStar consists of: (i) 747,000,000 shares of common stock, par value $.001 per share, of which 70,707,518 shares are issued and outstanding; and (ii) 136,585 shares of Series A Preferred Stock, par value $.001 per share, all of which are issued and outstanding and held of record by Stellar McKim LLC; and (iii) 2,863,415 shares of undesignated Preferred Stock, par value $.001 per share, none of which is issued or outstanding. As of the Closing, 1,984,273 shares of such undesignated preferred stock shall be designated as Series B Preferred Stock, par value $.001 per share, as contemplated by this Agreement. Except as set forth in the BrightStar Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, rights of first refusal, pre-emptive rights, conversion rights, exchange rights or other contracts or commitments (whether written or oral) that could require BrightStar to issue, sell or otherwise cause to become outstanding any of its capital stock (including any instruments or securities convertible into capital stock). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to BrightStar. To BrightStar’s knowledge, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any outstanding BrightStar capital stock.

4.6 Due and Valid Issuance.  The Series B Preferred, when issued as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable Federal and state securities Laws and any other applicable Laws.

4.7 No Registration. BrightStar understands that the Company Shares have not been registered under the Securities Act or any state securities laws and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless such shares are registered or qualify for exemption from registration under the Securities Act.

4.8 Disclosure of Information. BrightStar acknowledges that it has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Company Shares to be purchased pursuant to this Agreement. BrightStar further acknowledges that is has had an opportunity to ask questions and receive answers from the Company regarding the Business and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to BrightStar or to which BrightStar had access.

4.9 Full Disclosure. The representations and warranties and statements made by BrightStar in this Agreement are true, accurate, correct and complete in every respect and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

CONDITIONS TO OBLIGATIONS OF BRIGHTSTAR

The obligations of BrightStar to perform its obligations hereunder and under the Ancillary Agreements and to consummate the transactions contemplated hereby and by the Ancillary Agreements are subject to satisfaction of the following conditions:

5.1 Representations and Warranties. The representations and warranties made by the Company,Sellers and the Investors herein and in the Ancillary Agreements shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of such date (for purposes of this Section 5.1, any representation or warranty that is qualified by a materiality standard shall be read without regard to any such materiality qualification as if such qualification were not contained therein), and the Company and Sellers shall deliver to BrightStar a certificate, signed by an executive officer of the Company and by each Seller, to such effect at the Closing, with respect to the representations and warranties made by the Company and Sellers;

5.2 No Breach. The Company and each Seller shall have performed in all material respects all obligations and complied in all material respects with all agreements, covenants and conditions required under this Agreement and under the Ancillary Agreements to be performed or complied with by them prior to the Closing, and shall deliver to BrightStar a certificate, signed by an executive officer of the Company and by each Seller, to such effect at the Closing;

5.3 Due Diligence Investigation. BrightStar shall have completed to its satisfaction a due diligence investigation of the Company and the Business, the results of which shall have been satisfactory to BrightStar in its sole discretion. Such due diligence may include, but not be limited to, a thorough review of financial, legal, contractual, environmental, tax, insurance, labor, patent and trademark, pension and benefit, and any other matters that BrightStar and its auditors, tax and legal counsel and other advisors may deem relevant. Further, BrightStar and its advisors shall have had access to the operating management of the Business and have been permitted inspection of any and all sites where the Business is conducted.

5.4 Operation in Ordinary Course. Sellers shall have continued to operate the Company and the Business in the ordinary course from the date hereof until the Closing, and no Material Adverse Effect shall have occurred from the date hereof until the Closing.

5.5 Conversion of Outstanding Notes and Exercise of Outstanding Options. Any and all Convertible Promissory Notes and Company Options shall have been converted or exercised into shares of Company Common Stock, which shares shall be included in the Company Shares being purchased hereunder.

5.6 Deliveries. The Company and/or Sellers (as applicable) shall have delivered to BrightStar all of the following items:

(a)	A copy of the Company’s Certificate of Incorporation, as amended to date, certified to by the Secretary of State of Delaware.

(b)	A copy of the Company’s By-laws, certified to by the Company’s Secretary.

(c)	An incumbency certificate with respect to the executive officers of the Company, signed by the Company’s Secretary.

(d)	A certificate of the Secretary of State of Delaware as to the continued good standing of the Company.

(e)	Certificates, duly endorsed for transfer in blank, evidencing all of the Company Shares.

(f)	Minute and stock books, ledgers, accounting books and other records of the Company, as reasonably required.

(g)	An executed management and administrative service agreement in the form annexed hereto as Exhibit D.

(h)	Documents evidencing a Waiver executed by Affinion Group (fka Trilegiant Corporation) with respect to certain contractual rights by and between the Company and Affinion Group.

(i)	The Company Disclosure Schedule in a form acceptable to Brightstar in its reasonable discretion.

ARTICLE 6

CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLERS

The obligations of the Company and Sellers to perform their respective obligations hereunder and under the Ancillary Agreements and to consummate the transactions contemplated hereby and by the Ancillary Agreements are subject to satisfaction of the following conditions:

6.1 Representations and Warranties. The representations and warranties made by BrightStar herein and in the Ancillary Agreements shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of such date (for purposes of this Section 6.1, any representation or warranty that is qualified by a materiality standard shall be read without regard to any such materiality qualification as if such qualification were not contained therein), and BrightStar shall deliver to the Company and Sellers a certificate, signed by an executive officer of BrightStar, to such effect at the Closing;

6.2 No Breach. BrightStar shall have performed in all material respects all obligations and complied in all material respects with all agreements, covenants and conditions required under this Agreement and under the Ancillary Agreements to be performed or complied with by it prior to the Closing, and shall deliver to the Company and Sellers a certificate, signed by an executive officer of BrightStar, to such effect at the Closing;

6.3 Delivery of Stock Certificates. BrightStar shall have delivered to Sellers and the Investors certificates evidencing the shares of Series B Preferred to be issued to such Parties at the Closing.

6.4  Investment of $5 million. BrightStar shall have deposited an aggregate of $5 million into a bank account controlled by it for use by the Company. The $5 million will be used for the Company’s working capital and investment purposes.

ARTICLE 7

CONDITIONS TO OBLIGATIONS OF ALL PARTIES

The obligations of all parties hereto to perform their respective obligations hereunder and under the Ancillary Agreements and to consummate the transactions contemplated hereby and by the Ancillary Agreements are subject to satisfaction of the following conditions:

7.1 Litigation; Proceedings. No litigation or other proceeding by any Governmental Body or other third Person shall have been commenced that challenges the validity or legality of any of the transactions contemplated hereby and by the Ancillary Agreements; and no judgment order, injunction or decree issued by any Governmental Body or other legal restraint or prohibition preventing the consummation of any of such transactions shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Body that prohibits, materially restricts or makes illegal the consummation of any of the transactions contemplated hereby or by the Ancillary Agreements.

7.2 Consents; Filings. All material authorizations, consents and exemptions by Governmental Bodies and other third Persons shall have been obtained, and all filings required to consummate the transactions contemplated hereby and by the Ancillary Agreements, including the Certificate of Designations, substantially in the form annexed hereto as Exhibit E, with respect to the Series B Preferred shall have been made, and all of the foregoing shall be in full force and effect.

7.3 Employment Agreements. Each of Pat Dane and Harold Kraft shall have entered into Employment Agreements with the Company, substantially in the form annexed hereto as Exhibits F-1 and F-2.

ARTICLE 8

INDEMNIFICATION

8.1 Survival of Representations and Warranties. All the representations, warranties, covenants, indemnities and other agreements contained in this Agreement shall survive for a period of two years from the Closing.

8.2 Indemnification of the Parties. (a) In the event that either BrightStar, on the one hand, or the Company or Sellers, on the other hand, breaches any of such Party’s representations, warranties and covenants contained herein (ignoring, for purposes of determining whether or not any such breach has occurred, any materiality qualifiers), then BrightStar or (in the case of a breach by the Company or Sellers) Sellers shall indemnify, defend and hold harmless the other Party and its directors, officers, employees, agent, representatives or Affiliates (each, an “Indemnified Party”) from and against the entirety of any Adverse Consequences they may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such breach.

8.3 Matters Involving Third Parties. (a) If any third party shall notify any Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Article 8, then each Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is actually and materially prejudiced.

(b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b): (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d) In the event any of the conditions in Section 8.3(b) is or becomes unsatisfied: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Parties need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses); and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 8.

ARTICLE 9

EVENTS OF DEFAULT; TERMINATION

9.1 Events of Default. It shall be an Event of Default under this Agreement and under each of the Ancillary Agreements, if any one of the following events shall occur for any reason whatsoever (each, an “Event of Default”):

(a) If BrightStar shall fail to deliver the certificates representing the Series B Preferred as provided herein;

(b) If Sellers fail to deliver certificates evidencing all of the Company Shares, duly endorsed for transfer in blank, to BrightStar at the Closing;

(b) If BrightStar shall fail to perform any of its obligations under this Agreement or any of the Ancillary Agreements, as the case may be, and fails to cure such default within ten (10) days after notice thereof from the Company and Sellers;

(c) If the Company or any Seller shall fail to perform any of its or his obligation under this Agreement or any of the Ancillary Agreements, as the case may be, and Seller fails to cure such default within ten (10) days after notice thereof from BrightStar;

(d) Any representation, warranty, condition, covenant or agreement made by BrightStar in this Agreement or in any Ancillary Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and BrightStar fails to cure such default within twenty (20) days after notice thereof from the Company and Sellers; or

(e) Any representation, warranty, condition, covenant or agreement made by the Company and Sellers in this Agreement or in any Ancillary Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and the Company and Sellers fail to cure such default within ten (10) days after notice thereof from BrightStar; or(f) The Company or any Seller: (i) makes an assignment for the benefit of creditors; (ii) admits in writing that it is unable to pay its debts generally as they become due; (iii) files a petition in bankruptcy under the Bankruptcy Code; (iv) has a petition in bankruptcy filed against it which petition is not dismissed within thirty (30) days of the filing thereof; (v) consents to the appointment of a receiver or trustee for all or a substantial part of its property; (vi) has a petition filed against it for the appointment of a receiver which petition is not dismissed within thirty (30) days of the filing thereof; or (vii) commences any proceeding under a state or Federal statute permitting readjustment of debt; or

(g) The Company fails to obtain the agreement of the Investors: (i) to convert the outstanding principal balances of all Convertible Promissory Notes and the exercise of all outstanding company options into Company Common Stock; and (ii) to include all shares of Company Common Stock issued upon such conversion in the Company Shares being exchanged for shares of Series B Preferred pursuant to this Agreement.

9.2. Termination. This Agreement may be terminated: (i) by the written agreement of the Company, Sellers and BrightStar; (ii) by the Company or Sellers, upon the occurrence of an Event of Default by BrightStar; or (iii) by BrightStar, upon the occurrence of an Event of Default by the Company or any Seller.

9.3 Effect of Termination. Termination of this Agreement shall not constitute or be deemed to be a waiver or release of, or otherwise affect, the claims, rights and remedies of the parties arising under this Agreement or any Ancillary Agreement. The provisions of Article 8 and Article 10 hereof shall survive termination of this Agreement.

ARTICLE 10

MISCELLANEOUS

10.1 Press Releases and Public Announcements. None of the Company, the Sellers or the Investors shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby except as may be required under applicable Laws.

10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10.3 Entire Agreement. This Agreement (including any Ancillary Agreements) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that any Investor may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Investor shall no longer remain responsible for the performance of all of its obligations hereunder).

10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7 Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

If to BrightStar:

BrightStar Information Technology Group, Inc.
6160 Stoneridge Mall Road, Suite 250
Pleasanton, CA 94588
Attention: Ian Scott-Dunne
Telephone No.: 925-251-0000
Facsimile No.: 925-251-0001
E-mail: ian@stellarfianancial.com

With a copy (which shall not constitute notice) to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren L. Ofsink
Telephone No.: (212) 371-8008
Facsimile No.: (212) 688-7273
E-mail: dofsink@golawintl.com

If to the Company:

MyPublicInfo, Inc.
2020 N 14th Street, #700
Arlington, Virginia 22201
Tel: (703) 598-1369
Fax: (202) 403-3300

With a copy (which shall not constitute notice) to:

James R. Hagerty, Esq.
Kalbian Hagerty LLP
888 17th Street, NW, Suite 1000
Washington, DC 20006

If to Sellers:

Harold Kraft
2020 North 14th Street, #700
Arlington, VA 22201
C: 703.598.1369
O: 202.575.3000 x 5000
hhk@MyPublicInfo.com

Pat Dane
801 North Caswell
Southport, North Carolina 28461
Tel: (910) 547-0002

With a copy (which shall not constitute notice) to:

James R. Hagerty, Esq.
Kalbian Hagerty LLP
888 17th Street, NW, Suite 1000
Washington, DC 20006

If to an Investor:

The address of such Investor as set forth below such Investor’s name on the signatory page

10.8  Controlling Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction (including personal jurisdiction) of the state and federal courts of the State of New York for any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other jurisdiction to venue therein). Process in any Proceeding under this Agreement may be served on any Party anywhere in the world.

10.9  Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10.11  Expenses.  Each Party shall bear all costs and expenses incurred by it in connection with the Agreement and the transactions contemplated hereby.

10.12  Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

10.13  Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first set forth above.

BRIGHTSTAR INFORMATION TECHNOLOGY
GROUP, INC.

By: _____________________________________
Name:  _____________________________________
Title:  _____________________________________

MYPUBLICINFO, INC.

By:  _____________________________________
Name:  _____________________________________
Title:  _____________________________________

SELLERS:

 _____________________________________
Harold Kraft

 _____________________________________
Pat Dane

EXHIBIT A

INVESTORS

__________________________________________
Sondra Block
Address:

__________________________________________
Stewart Block
Address:

__________________________________________
Al Hinton
Address:

__________________________________________
Don Hinton
Address:

__________________________________________
Devin Hinton
Address:

__________________________________________
Tod Narum
Address:

__________________________________________
Laurie Narum
Address:

__________________________________________
Barbara Collazo
Address:

__________________________________________
Mark Meninger
Address:

__________________________________________
Jill C. Meninger
Address:

__________________________________________
Anthony Besson
Address:

__________________________________________
Julie Besson
Address:

__________________________________________
William Percich
Address:

__________________________________________
Monica Van Appel Percich
Address:

__________________________________________
Brett Jerome Percich
Address:

__________________________________________
Steven Billmyer
Address:

__________________________________________
Roberta Billmyer
Address:

__________________________________________
Leisha Holmes
Address:

__________________________________________
Garret Holmes
Address: